UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant ☑

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International, Ltd.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I Trade-Co, Ltd.
Pershing Square Capital Management, L.P.
PS Management GP, LLC
Pershing Square GP, LLC
Pershing Square Holdings GP, LLC
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
Ali Namvar
Roy J. Katzovicz
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
The Nominees for Shareholder Choice Urge Target Shareholders to
Vote Against Target’s Board Reduction Proposal
     NEW YORK, May 27 — The 2009 Annual Meeting of Shareholders of Target Corporation (NYSE: TGT) will be held tomorrow, Thursday, May 28, 2009. The Nominees for Shareholder Choice urge Target shareholders to reject Target’s proposal to reduce the size of the board from 13 to 12 seats.
     No matter which directors are elected this year, reducing the size of Target’s board will inherently offer fewer diverse perspectives and less expertise, and therefore will not serve the interests of shareholders. A vote to keep the board at 13 seats will increase the likelihood that the five directors whom most shareholders favor will be elected. The Nominees for Shareholder Choice believe that a vote to reduce the number of directors is a vote against fresh thinking and new perspectives.
Vote “AGAINST” Proposal 1 on Either Proxy Card or Either Phone Line to
Reject the Board’s Reduction Proposal
     In supporting Proposal 1, which in our view seeks to reduce the size of Target’s board from 13 to 12 seats, Target is attempting to prevent a single Nominee for Shareholder Choice from being elected. By voting AGAINST Proposal 1, on either the GOLD or WHITE proxy cards, shareholders will have the opportunity to add at least one of the Nominees for Shareholder Choice to the board. Two of the leading proxy advisory firms, RiskMetrics Group and PROXY Governance, have recommended “AGAINST” the company’s board reduction proposal.
     RiskMetrics noted that “[b]y rejecting a decrease in the size of the board, Target shareholders will ensure that at least one dissident nominee is elected to the board. Based on the qualifications and skill sets of the dissident nominees, we believe that the incremental addition of any one of the dissidents to the board likely would add value.”
     The Nominees for Shareholder Choice urge Target shareholders to vote “AGAINST” Proposal 1, as a vote in favor of that proposal will reduce the total number of candidates that can be elected to Target’s board. A vote “AGAINST” Proposal 1 will help ensure that at least one of the Nominees for Shareholder Choice is elected to Target’s board.
     A vote “AGAINST” Proposal 1 can be effected on either party’s proxy — the company’s WHITE card or the Nominees for Shareholder Choice’s GOLD card — or through either party’s electronic voting system. We continue to encourage every shareholder to vote the GOLD card for the Nominees for Shareholder Choice. In any event, we encourage shareholders voting either card to vote “AGAINST” the first item on either proxy card. If you have previously submitted a card or vote telephonically to support the board’s reduction proposal, we urge you to resubmit a vote and vote “AGAINST” Proposal 1.

Time is Limited — Vote by Internet or Telephone to Ensure that Your Vote is Counted
     Target’s Annual Meeting will take place tomorrow, Thursday, May 28, 2009. In light of the limited time remaining before the meeting, Target shareholders should vote on the Internet (for instructions, please go to www.TGTtownhall.com) or by telephone as soon as possible to vote AGAINST Target’s proposal to reduce the size of the board from 13 to 12 and FOR the Nominees for Shareholder Choice. If you have already voted on the WHITE proxy card, you can change your vote by voting on the Internet or by telephone.
     If you have previously submitted either a WHITE or GOLD proxy card, only your latest arriving proxy card, Internet, or telephone vote will count, so please vote again on the Internet or by telephone to ensure your vote is counted accurately. For more information on how to vote, as well as other proxy materials, please visit www.TGTtownhall.com or call D. F. King & Co., Inc. at 1 (800) 290-6427.
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About Pershing Square Capital Management, L.P.
     Pershing Square Capital Management, L.P., based in New York City, is an SEC registered investment advisor to private investment funds. Pershing Square manages funds that are in the business of trading — buying and selling — securities and other financial instruments. Funds managed by Pershing Square have long positions in stock, options and other financial instruments tied to the performance of Target Corporation’s stock. Pershing Square has and in the future may increase, decrease, dispose of, or change the form of its investment in Target Corporation for any or no reason.
Additional Information
     In connection with Target’s 2009 Annual Meeting of Shareholders, Pershing Square Capital Management, L.P. and certain of its affiliates (collectively, “Pershing Square”) have filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) containing information about the solicitation of proxies for use at the 2009 Annual Meeting of Shareholders of Target Corporation. The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Target Corporation on or about May 2, 2009.
     SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement and other relevant documents relating to the solicitation of proxies by Pershing Square are available at no charge on the SEC’s website at http://www.sec.gov. Shareholders can also obtain free copies of the definitive proxy statement and other relevant documents at www.TGTtownhall.com or by calling Pershing Square’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427.
     Pershing Square and certain of its members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Detailed information regarding the names, affiliations and interests of the Participants, including by security ownership or otherwise, is available in Pershing Square’s definitive proxy statement.
Cautionary Statement Regarding Forward-Looking Statements
     This letter contains forward-looking statements. All statements contained in this letter that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations of Pershing Square and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate. Pershing Square does not assume any obligation to update any forward-looking statements contained in this letter.

Source:	Pershing Square Capital Management, L.P.
Contact:	Global Strategy Group
Julie Wood (212) 260-8813